SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           PHSB FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



       Pennsylvania                                        25-1894708
       ------------                                        ----------
     (State of Incorporation                             (IRS Employer
          or Organization)                               Identification No.)


744 Shenango Road, Beaver Falls, PA                          15010
-----------------------------------                          -----
(Address of Principal Executive Offices)                   (Zip Code)

If this form relates to the registration of a class of       If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act     securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(c),      and is effective pursuant to General  Instruction A.(d),
please check the following box.|_|                           please check the following box.|X|

Securities Act registration statement file number to which this form relates: 333-69180

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                           Name of Each Exchange on Which
To be so Registered                           Each Class is to be Registered
-------------------                           ------------------------------
None                                                        N/A


Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.10 per share
---------------------------------------
          (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered

The information set forth under the captions "Restrictions on Acquisition ofPHSB Financial Corporation" and "Description of Capital Stock" in the Prospectus included in Part I of the Registration Statement on Form SB-2 of the registrant, originally filed with the Securities and Exchange Commission on September 10, 2001 (File No. 333-69180), is incorporated by reference in response to this Item
1. Information set forth under the captions "Restrictions on Acquisition of PHSB Financial Corporation" and "Description of Capital Stock" contained in a prospectus relating to SEC File No. 333-69180 and subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement.


Item 2.  Exhibits

3(i)     Articles of Incorporation of PHSB Financial Corporation*

3(ii)    Bylaws of PHSB Financial Corporation*



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*    Incorporated   herein  by   reference   to  Exhibits   3(i)   (Articles  of
     Incorporation) and 3(ii) (Bylaws) to the Registration Statement ofPHSB Financial Corporation (Registration No. 333-69180), which was originally filed with the Securities and Exchange Commission on September 10, 2001.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            PHSB FINANCIAL CORPORATION



Date: December 18, 2001                By: /s/James P. Wetzel, Jr.
                                           -------------------------------------
                                           James P. Wetzel, Jr.
                                           President and Chief Executive Officer